UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2023

CORVUS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37719	46-4670809
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

863 Mitten Road, Suite 102

Burlingame, CA 94010

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 900-4520

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 per share	CRVS	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02	Termination of a Material Definitive Agreement.

As previously disclosed, on March 9, 2020 Corvus Pharmaceuticals, Inc. (the “Company”) entered into a Sales Agreement (the “2020 Sales Agreement”) with Jefferies LLC (“Jefferies”) with respect to an at-the-market offering program under which the Company could offer and sell, from time to time at the Company’s sole discretion, shares of its common stock, par value $0.0001 per share (an “At-the-Market Offering Program”), having an aggregate offering price of up to $50.0 million, through Jefferies as its sales agent. In addition, on November 1, 2021, the Company entered into a Sales Agreement (the “2021 Sales Agreement” and together with the 2020 Sales Agreement, the “Sales Agreements”) with Jefferies with respect to an additional At-the-Market Offering Program, having an aggregate offering price of up to $40.0 million, through Jefferies as its sales agent.

On March 28, 2023, the Company terminated the Sales Agreements effective immediately. As a result, the At-the-Market Offering Programs under each of the 2020 Sales Agreement and 2021 Sales Agreement are no longer available for use. A copy of the 2020 Sales Agreement was filed as Exhibit 1.2 to the Company’s Registration Statement on Form S-3 filed with the Securities and Exchange Commission on March 9, 2020 (the “Form S-3”). A copy of the 2021 Sales Agreement was filed as Exhibit 1.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on November 2, 2021 (the “2021 Form 8-K”). The description of the Sales Agreements contained in this Current Report on Form 8-K is qualified in its entirety by reference to both the copy of the 2020 Sales Agreement filed as Exhibit 1.2 to the Form S-3 and the copy of the 2021 Sales Agreement filed as Exhibit 1.1 to the 2021 Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORVUS PHARMACEUTICALS, INC.

Date: March 29, 2023	By:	/s/ Leiv Lea
Leiv Lea
Chief Financial Officer